Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of MFS Value Series (“Value Series”) for the year ended December 31, 2013, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust (“Trust I”) and to the incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of MFS Value Portfolio (“Value Portfolio”) for the year ended December 31, 2013, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust II (“Trust II”), in the Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of Trust I (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of Value Series for the year ended December 31, 2013, in: (i) Value Series’ Prospectus dated April 30, 2014, which in turn is included in and incorporated by reference in the Registration Statement; and (ii) Trust I’s Statement of Additional Information dated April 30, 2014, which in turn is incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the incorporation by reference of our report dated February 14, 2014, relating to the financial statements and financial highlights of Value Portfolio for the year ended December 31, 2013, in Value Portfolio’s Prospectus and Trust II’s Statement of Additional Information, each dated April 30, 2014, both of which are in turn incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement, “Representations and Warranties” (section 4, paragraphs 4.1(f) and 4.2(g)) in the Agreement and Plan of Reorganization, and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 1, 2014